Exhibit 10.22
PARTIAL WAIVER OF AUTOMATIC OPTION GRANT
     Reference is made to that certain Restated Omnibus Incentive Plan (Formerly the Restated 1988 Executive Stock Option Plan) (the “Plan”) of CorVel Corporation, a Delaware corporation (the “Company”), as amended and restated through June 27, 2006. Pursuant to Article III of the Plan, each eligible non-employee Board member of the Company who has not at any time been in the prior employ of the Company (or any parent or subsidiary) shall, on the date of his or her initial appointment to the Board, automatically be granted a non-statutory option (the “Automatic Grant”) to purchase seven thousand five hundred (7,500) shares of the Company’s Common Stock, as adjusted from time to time pursuant to the terms of the Plan. On December 8, 2006, the Company effectuated a three-for-two stock split in the form of a 50% stock dividend (the “Stock Split”). Accordingly, pursuant to the terms of Section II.A.(ii) of Article III and Section V.C.(iii) of Article I of the Plan, the number of shares of the Company’s Common Stock for which the Automatic Grant shall be made subsequent to the Stock Split was automatically adjusted to equal an aggregate of eleven thousand two hundred fifty (11,250) shares as a result of the Stock Split. On February 4, 2008, upon the initial appointment of the undersigned to the Board, the undersigned became entitled to receive an Automatic Grant for eleven thousand two hundred fifty (11,250) shares of the Company’s Common Stock.
     By executing below, the undersigned, as a non-employee Board member of the Company, hereby permanently and irrevocably waives her right to receive the option adjustment for the additional three thousand seven hundred fifty (3,750) shares of the Company’s Common Stock that resulted from the Stock Split (the “Option Adjustment”), such that the Automatic Grant granted to her on February 4, 2008 shall only entitle her to purchase an aggregate of seven thousand five hundred (7,500) shares of the Company’s Common Stock, as adjusted for any future stock splits, stock dividends and the like occurring after the date hereof. The undersigned further represents and warrants that she has not exercised any of the Option Adjustment and that she is receiving nothing else in any way in consideration, substitution or replacement of such Option Adjustment that is being waived hereby.

Dated: February 5, 2008	NON-EMPLOYEE BOARD MEMBER:

/s/ Jean H. Macino

Print Name:
ACCEPTED AND ACKNOWLEDGED:
CORVEL CORPORATION

/s/ Dan Starck
By: Dan Starck
Its: President and Chief Executive Officer